UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☒  Soliciting Material Pursuant to § 240.14a-12

CNL RETIREMENT PROPERTIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is a slide presentation regarding CNL Retirement Properties, Inc. that was given to various registered representatives at the CNL Education Forum on May 18, 2006 by CNL Securities Corp., an affiliate of CNL Retirement Properties, Inc.’s advisor, CNL Retirement Corp.:

Slide 1:

CNL Retirement Properties, Inc.

Slide 2:

CNL Retirement Properties, Inc.

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Unlisted public equity REIT

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Property Focus:

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Private pay independent and assisted living facilities

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Medical facilities

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Properties: 257 (excluding properties held for sale)

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Geographic diversification: 33 states

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Assets: over $3.8 billion

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Tenants: 184 seniors' housing facilities and 73 medical facilities

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Third largest publicly registered health care REIT
in the United States based on total assets

Note: Data as of December 31, 2005.

Slide 3:

CNL Retirement Properties, Inc.

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In May 2006, CNL Retirement Properties, Inc. and its advisor, CNL Retirement Corp., each entered into separate agreements to be acquired by Health Care Property Investors, Inc. (NYSE: HCP)

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Largest transaction in health care REIT history

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Expected to close third quarter 2006

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Subject to approval by CNL Retirement Properties, Inc.’s shareholders

Slide 4:

CNL Retirement Properties, Inc.

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If the merger between HCP and CNL Retirement Properties is consummated, then HCP will be the largest health care REIT in the United States

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Specializing in seniors’ housing, medical office buildings and health care facilities

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800 properties in 44 states

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$11.5 billion in total assets

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Transaction Overview

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$13.50 per share of CNL Retirement Properties common stock

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82 percent cash and 18 percent HCP stock

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CNL Retirement’s office is expected to become HCP’s east coast office

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HCP is based in Long Beach, California

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include statements regarding the consummation of the merger and the expected timing of such consummation, the expected aggregate value of the combined company, implementation and execution of Health Care Property Investors, Inc.’s (HCP) strategies, expected future growth for the combined company and the prospects generally of the combined company, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These include risks and uncertainties with respect to the ability of HCP to obtain financing necessary to consummate the acquisition or on acceptable terms; the ability of HCP to integrate the acquired companies or to preserve the goodwill of the acquired companies; the ability to achieve benefits from the acquisition; competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; CNL Retirement Properties, Inc.’s (CRP) and HCP’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of CRP’s or HCP’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of CRP’s or HCP’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in CRP’s and HCP’s Securities and Exchange Commission (SEC) filings.

This communication is being made in respect of the proposed merger transaction involving HCP and CRP. In connection with the proposed merger, HCP will file with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus for stockholders of CRP and other documents regarding the proposed transaction, and CRP will file with the SEC a proxy statement for stockholders of CRP and other documents regarding the proposed transaction. CRP STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Once filed, the registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s website, www.sec.gov. The final proxy statement/prospectus will be mailed to CRP stockholders. You will also be able to obtain the proxy statement/prospectus and other documents free of charge at HCP’s website at www.hcpi.com or CRP’s website www.cnlretirement.com/retirementprop/ or by contacting CNL Client Services at 1-800-650-0650.

HCP, CRP and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding HCP’s directors and executive officers is available in HCP’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006, and information regarding CRP’s directors and executive officers is available in CRP’s annual report on Form 10-K/A, which was filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.